Exhibit 99.4

Abengoa Bioenergy

Company, LLC- York Ethanol Plant

(A wholly owned subsidiary of

Abengoa Bioenergy Operations, LLC)

(Debtor-in-possession)

Statements of Revenues and Direct Operating Expenses for the Six-Month Interim Periods Ended June 30, 2016 and 2015

Abengoa Bioenergy Company, LLC – York Ethanol Plant

(A wholly owned subsidiary of Abengoa Bioenergy Operations, LLC)

(Debtor-in-possession)

Table of contents

Page(s)

Statements of Revenues and Direct Operating Expenses for the Six Month Periods Ended June 30, 2016 and 2015	1

Notes to Statements of Revenues and Direct Operating Expenses	2–4

Abengoa Bioenergy Company, LLC– York Ethanol Plant

(A wholly owned subsidiary of Abengoa Bioenergy Operations, LLC)

(Debtor-in-possession)

Statements of Revenues and Direct Operating Expenses (Unaudited)

For the Six Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands)

	June 30, 2016	June 30, 2015
Net sales and revenues
Manufacturing and selling operations revenue	$18,026	$57,920
Cost of products sold	22,476	59,550

Gross profit (loss)	(4,450)	(1,630)
Other direct operating expenses	406	226
Reorganization operating charges	797	—

Net revenue over (under) direct operating expenses	$(5,653)	$(1,856)

See notes to Statements of Revenue and Direct Operating Expenses.

Abengoa Bioenergy Company, LLC– York Ethanol Plant

(A wholly owned subsidiary of Abengoa Bioenergy Operations, LLC)

(Debtor-in-possession)

Notes to Statements of Revenues and Direct Operating Expenses (Unaudited)

For the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands)

1.	Nature of Operations

Abengoa Bioenergy Company, LLC (“ABC”) is wholly owned by Abengoa Bioenergy Operations, LLC, a subsidiary of Abengoa Bioenergy US Holding, LLC (“ABUS” or “the Parent”).

ABC operates three industrial grade and fuel grade ethanol plants for distillation and production in Colwich, Kansas; York, Nebraska; and Portales, New Mexico. Ethanol products are sold to customers concentrated primarily in the United States, principally for mixture with gasoline to be used as a motor fuel.

The accompanying unaudited abbreviated Statements of Revenues and Direct Operating Expenses include the revenues and direct operating expenses of the York Plant (“the Plant”) which was acquired by Green Plains Inc.

Historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America have never been prepared for the Plant. The accompanying Statements of Revenues and Direct Operating Expenses related to the Plant were prepared from the historical accounting records of ABC.

Certain indirect expenses, were not allocated to the Plant and have been excluded from the accompanying statements. These expenses include interest and income tax expenses, effects of derivative transactions, and allocated corporate overhead, selling, general and administrative costs. Any attempt to allocate these expenses would require significant and judgmental allocations, which would be arbitrary and may not be indicative of the performance of the properties on a stand-alone basis.

These Statements of Revenues and Direct Operating Expenses do not represent a complete set of financial statements reflecting financial position, results of operations, stakeholder’s equity and cash flows of the Plant and are not necessarily indicative of the results of operations for the Plant going forward.

The accompanying unaudited Statements of Revenues and Direct Operating Expenses must be read in conjunction with the Statements of Revenues and Direct Operating Expenses for the year ended December 31, 2015, which includes information necessary or useful to understanding the Plant’s business and financial statement presentations. Our significant accounting policies and practices were presented in Note 3 to those statements.

2.	Bankruptcy and Reorganization Process

5BIS and Abengoa’s Reorganization Efforts

During 2015, Abengoa SA, the ultimate parent company, experienced significant liquidity problems. As a result, on November 25, 2015, Abengoa SA announced its intention to seek protection under Article 5bis of Spanish insolvency law, a pre-insolvency statute that permits a company to enter into negotiations with certain creditors for restricting of its financial affairs. On October 28, 2016, Abengoa SA has submitted to the Seville Mercantile Court Number 2, the request for approval of its restructuring agreement that had received support from 86 % percent of financial creditors.

Abengoa Bioenergy Company, LLC– York Ethanol Plant

(A wholly owned subsidiary of Abengoa Bioenergy Operations, LLC)

(Debtor-in-possession)

Notes to Statements of Revenues and Direct Operating Expenses (Unaudited)

For the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands)

On February 16, 2016, Abengoa SA made public an Industrial Viability Plan 4, which contemplates the financial restructuring of Abengoa through the disposition of certain assets and to discontinue some activities in certain geographies, either through straight sales or through agreements with local market participants. As part of this strategy, it has been contemplated that the dry corn mill ethanol production plants would be sold or restructured as a stand-alone business.

Following that, on November 8, 2016, the Judge of the Mercantile Court of Seville No. 2 issued a resolution declaring the judicial approval of the restructuring agreement and extending the effects of the standard restructuring terms set out in the restructuring agreement to those creditors who have not signed the agreement or have otherwise expressed their disagreement with it.

Further, on November 22, 2016, Abengoa SA held its Extraordinary Shareholders’ Meeting during which all the proposals related to the implementation of the restructuring agreement have been approved, closing the pre-insolvency procedure and establishing a new capital structure going forward. Conditions still need to be met that will be ongoing until the master restructuring agreement will be considered fully executed. Abengoa SA shareholders also approved the appointment of the new Board of Directors and two new corporate executive members for two new governing bodies.

Involuntary Petitions

On February 1, 2016, three suppliers commenced a case in the United States Bankruptcy Court for the District of Nebraska against Abengoa Bioenergy of Nebraska, LLC (“ABNE”) by filing involuntary petitions for relief under Chapter 7 of the Bankruptcy Code. Subsequently, on February 11, 2016, three suppliers commenced a case in the United States Bankruptcy Court for the District of Kansas (Kansas City) against ABC by filing involuntary petitions for relief under Chapter 7 of the Bankruptcy Code.

Conversion to Chapter 11 Petitions

Contemporaneously with filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code for the Debtors, ABNE and ABC each filed a motion to convert their respect involuntary Chapter 7 cases into cases under Chapter 11 of the Bankruptcy Code and a motion to transfer venue of those involuntary Chapter 7 case to the United States Bankruptcy Court for the Eastern District of Missouri. Along with ABNE and ABC, ABUS, Abengoa Bioenergy Engineering & Construction, LLC (“ABEC”), Abengoa Bioenergy Trading, LLC (“ABT”) and Abengoa Bioenergy Outsourcing, LLC (“ABO”), affiliated entities, filed a voluntary petition in the same Court for relief under chapter 11 of the Bankruptcy Code. The debtors listed above have moved for joint administration of their cases under Abengoa Bioenergy US Holding, LLC, Case No. 16-41161.

DIP Financing and Sale of the Assets

For operating the business through the sale of the assets, ABC has received senior secured post-petition financing consisting in an amount not to exceed $41,000, signed among ABC, Abengoa Bioenergy Engineering & Construction, LLC, Abengoa Bioenergy of Nebraska, LLC, Abengoa Bioenergy Outsourcing, LLC, Abengoa Bioenergy Trading US, LLC, and Abengoa Bioenergy US Holding, LLC (each, a “Debtor”), and The Kimberley Fund, LP (the “DIP Lender”).

At the same time, ABC filed for voluntary relief under Chapter 11 of the Bankruptcy Law, ABC filed a bid procedure including a stalking horse bid from BioUrja Trading, LLC, as buyer of York property, plant and equipment for $35,000. During the bidding process, Green Plains Inc raised the bid to $37,375. On August 30, the District Court of Missouri entered a sale order confirming the asset sale

Abengoa Bioenergy Company, LLC– York Ethanol Plant

(A wholly owned subsidiary of Abengoa Bioenergy Operations, LLC)

(Debtor-in-possession)

Notes to Statements of Revenues and Direct Operating Expenses (Unaudited)

For the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands)

transaction, executed by the parties with an Asset Purchase Agreement signed on August 25, 2016. The sale to Green Plains Inc closed on September 23, 2016, and as of September 30, 2016, both the senior secured post-petition financing and the pre-petition secured financing have been fully repaid.

As a consequence of all those factors, during 2016 and 2015, the Plant has evaluated the fair value of the asset and has determined that there is no need to record property and equipment impairment charges.

3.	Summary of Significant Accounting Policies

Reorganization charges

Professional advisory fees and other costs directly associated with our reorganization are reported separately as reorganization items pursuant to ASC 852-10 in the accompanying Statements of Revenues and Direct Operating Expenses. Professional fees include legal and other advisory fees related to the bankruptcy proceedings. Reorganization items also include provisions and adjustments to reflect the carrying value of certain prepetition liabilities at their court approved settlement amounts. As of June 30, 2016, the Plant has incurred in a total of $797 of legal and other advisory fees and other costs.

4.	Commitments and Contingencies

The Plant is subject to contingencies, including legal proceedings and claims arising in the ordinary course of business. Although the final outcome of these matters cannot be determined, it is management’s opinion that the final resolution of these matters will not have a material adverse effect on the Plant’s results of operations taken as a whole.

The Plant is a party to numerous legal actions related to the bankruptcy proceedings. None of those proceedings should have a material impact on the Statements of Revenues and Direct Operating Expenses.

5.	Subsequent Events

The Plant has evaluated subsequent events through December 5, 2016, the date the Statements of Revenues and Direct Operating Expenses and related footnotes were available to be issued. There were no significant events that are required to be disclosed in the accompanying Statements of Revenues and Direct Operating Expenses, other than the items referred to in Note 2 above.

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